UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2011

USA Mobility, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51027	16-1694797
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6850 Versar Center, Suite 420, Springfield, Virginia		22151-4148
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(800) 611-8488

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2011, the Compensation Committee of the Board of Directors of USA Mobility, Inc. (the "Company") further amended the previously amended and restated Executive Severance and Change in Control Agreements (the "Severance Agreements"), dated March 23, 2011, for Shawn E. Endsley, our Chief Financial Officer, James H. Boso, our Executive Vice President ("EVP"), Sales and Marketing, Bonnie Culp, our EVP, Human Resource and Administration and Thomas G. Saine, our Chief Information Officer (collectively the "named executive officers or NEOs"). The change to the NEOs’ previously disclosed Severance Agreements is as follows: Deletion of a provision that provided a gross-up payment should a Federal excise tax apply to a severance award upon termination following a change in control of the Company. The form of Severance Agreement for each of the aforementioned NEOs of the Company is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit.

The following exhibit is filed herewith.

99.1 Amended Executive Severance and Change in Control Agreement (for certain executive officers, not including the CEO) dated May 5, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Mobility, Inc.

May 5, 2011	By:	/s/ Shawn E. Endsley

Name: Shawn E. Endsley
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Amended Executive Severance and Change in Control Agreement (for certain executive officers, not including the CEO) dated May 5, 2011